Exhibit 77(q)(1)(a)(1)

                                ING EQUITY TRUST

                          ABOLITION OF SERIES OF SHARES
                             OF BENEFICIAL INTEREST

      The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VIII,
Section 8.2, of the Trust's Amended and Restated Declaration of Trust, dated February 25, 2003, as amended, hereby abolish the ING Growth Opportunities Fund, and the establishment and designation thereof, there being no shares of such series currently outstanding.

Dated: June 17, 2004


/s/ Paul S. Doherty                             /s/ David W.C. Putnam
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Paul S. Doherty, as Trustee                     David W.C. Putnam, as Trustee


/s/ J. Michael Earley                           /s/ Blaine E. Rieke
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J. Michael Earley, as Trustee                   Blaine E. Rieke, as Trustee


/s/ R. Barbara Gitenstein                       /s/ John G. Turner
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R. Barbara Gitenstein, as Trustee               John G. Turner, as Trustee


/s/ Walter H. May                               /s/ Roger B. Vincent
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Walter H. May, as Trustee                       Roger B. Vincent, as Trustee


/s/ Thomas J. McInerney                         /s/ Richard A. Wedemeyer
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Thomas J. McInerney, as Trustee                 Richard A. Wedemeyer, as Trustee


/s/ Jock Patton
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Jock Patton, as Trustee